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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):         March 19, 1998
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                             OptimumCare Corporation
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             (Exact name of registrant as specified in its charter)



         Delaware                      0-17401                   33-0218003
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(State or other jurisdiction    (Commission File Number)        (IRS Employer
     of incorporation)                                       Identification No.)



      30011 Ivy Glenn Drive, Suite 219, Laguna Niguel, CA           92677
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          (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:        (714) 495-1100
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                                 Not Applicable
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          (Former name or former address, if changed since last report)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

        Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

        Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

        Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        Not applicable.

ITEM 5.  OTHER EVENTS.

        Termination of Galaxy Health Care Alliance. On March 19, 1998, the Company entered into an agreement with Galaxy Health Care, Inc. to terminate the Community Mental Health Center Agreement pursuant to which the Company provided management services for the treatment of patients with psychiatric disorders at a partial hospitalization program located in Long Beach, California effective April 15, 1998 or earlier as the Company is able to arrange for a transfer of the Galaxy provider license for the program. The agreements pursuant to which the Company was to provide management services for programs in Las Vegas, Nevada and Portland, Oregon were also terminated effective immediately. The Company terminated its alliance with Galaxy as a result of the delay in reimbursement for services performed at the Long Beach, California program which has resulted from Galaxy's extended audit by its major insurer, delays in acquiring provider numbers for treatment sites and delays in billing for services already performed.

        Funds due to the Company from Galaxy through December 31, 1997 approximate $600,000. Since January 1998, the Company has invested approximately $100,000 per month to maintain the Long Beach, California program.

        Galaxy has agreed to complete the billing to Blue Cross and Medi-Cal for all services performed through February 28, 1998 on or before March 31, 1998 and to bill for all remaining services within thirty (30) days following termination of the agreement with Galaxy for management of the Long Beach, California program. In the event Galaxy fails to do so, Galaxy has agreed that the Company may take all necessary steps to be reimbursed for billings related to the Long Beach, California program.

        Charge to Earnings. The Company anticipates a charge to fourth quarter operating results of approximately five to seven cents per share for funds owed to the Company by Galaxy resulting in a loss for the final quarter of 1997 of two to three cents, but a profitable year overall. Further, a delay in reimbursement for the services at the Long Beach, California program since January 1998 will likely mean operating results yielding only a small profit for the first quarter of 1998.



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        In addition to the charges related to the Galaxy alliance, the Company's auditors have determined that $135,000 of costs related to the acquisition of OptimumCare Source, a 70% owned subsidiary acquired in April 1996 must be written off rather than amortized over future years. OptimumCare Source, which focuses primarily on providing behavioral healthcare services at long term care facilities, is generating relatively insignificant revenues at this time and is not expected to grow substantially in the future.

        Stock Repurchase Program. On March 19, 1998, Board of Directors of the Company approved a plan whereby the Company may purchase through open market transactions up to 500,000 shares of its common stock over the next twelve months. The Company intends to commence purchasing shares of its common stock on or after April 1, 1998. All such purchases are intended to be in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

        Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        Exhibits.
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        99.1  Press Release dated March 19, 1998

        99.2   Press Release dated March 23, 1998

ITEM 8.  CHANGE IN FISCAL YEAR.

        Not applicable.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

        Not applicable.



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                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    OptimumCare Corporation
                                    (Registrant)



Date:  March 23, 1998               By:         /s/ Edward A. Johnson
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                                             Edward A. Johnson, President



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